Exhibit 10.4

SEVERANCE AND NON-COMPETITION AGREEMENT

THIS SEVERANCE AND NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered as of the             day of             , 2014 by and between Macon Bank, Inc. (“Employer”) and             (“Executive”).

BACKGROUND

WHEREAS, the expertise and experience of Executive, and Executive’s relationships and reputation in the banking industry are extremely valuable to the Employer; and

WHEREAS, it is in the best interests of the Employer to maintain an experienced and sound executive management team to manage the Employer and to further the Employer’s overall strategies to protect and enhance the value of its owners’ investments; and

WHEREAS, the Employer and Executive desire to enter into this Agreement to provide for the Executive’s rights and obligations upon termination of employment; and

WHEREAS, this Agreement is an agreement for the payment of severance benefits in certain circumstances but is not to be deemed an agreement of employment for any period.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Effective Date. The effective time and date of this Agreement shall be deemed to be 12:00:01 o’clock, a.m., on the date of its making set forth above (the “Effective Date”).

2. Definitions. The following defined terms are defined in the referenced Sections of this Agreement.

Term	Section
Accrued Obligations	Section 3(a)
Business	Section 6(a)
Cause	Section 3(a)
Change of Control	Section 3(a)
Code	Section 3(a)
Date of Termination	Section 3(a)
Disability	Section 3(a)
Effective Date	Section 1
Employer Group	Section 6(b)
Good Reason	Section 3(a)
Governmental Authorities	Section 13(a)
Management	Section 3(a)
Notice of Termination	Section 3(a)
Other Benefits	Section 3(b)
Person	Section 6(b)
Restricted Period	Section 6(a)
Rules	Section 6(f)
Section 409A	Section 3(a)
Terminate	Section 3(a)
Territory	Section 6(a)
Welfare Benefit Plans	Section 3(b)

3. Obligations of the Employer Upon Termination.

(a) For purposes of this Agreement, the following terms shall have the meanings ascribed to them herein.

“Cause” shall mean:

(i)	the continued failure of Executive to perform substantially Executive’s duties with the Employer, other than any such failure resulting from Disability, after a written demand for substantial performance is delivered to Executive by the President and Chief Executive Officer of the Employer or his designee (collectively referred to as “Management”), which specifically identifies the manner in which Management believes that Executive has not substantially performed Executive’s duties;

(ii)	the engaging by Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Employer;

(iii)	insubordination with respect to one or more directives of Management after receipt of a written warning from Management with respect thereto; or

(iv)	an act by Executive which constitutes a material breach of Executive’s fiduciary duty to the Employer and which has an adverse impact upon the reputation or business of the Employer.

“Change of Control” shall mean (i) a Change of Ownership; (ii) a Change in Effective Control; or (iii) a Change of Asset Ownership; in each case, as defined herein and as further defined and interpreted in Section 409A.

A. “Change in Effective Control” shall mean the date either (i) any “Person” or “Group” (as those terms are defined in or pursuant to Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, but not including Entegra or any “employee benefit plan” (as defined in or pursuant to the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1002(3) of Entegra or the Bank) acquires (or has acquired during the preceding 12 months) ownership of outstanding stock of Entegra possessing 30% or more of the total voting power of Entegra’s outstanding stock or (B) a majority of the Board of Directors of Entegra is replaced during any 12 month period by directors whose election is not endorsed by a majority of the members of the Entegra Board prior to such election.

B. “Change of Asset Ownership” shall mean the date any Person or Group acquires (or has acquired during the preceding 12 months) assets from Entegra or the Employer that have a total gross fair market value that is equal to or exceeds 40% of the total gross fair market value of all of Entegra’s consolidated assets immediately prior to such acquisition.

C. “Change of Ownership” shall mean the date any Person or Group acquires ownership of outstanding stock of Entegra that, together with stock previously held, constitutes more than 50% of the total fair market value or total voting power of the stock of Entegra provided that such Person or Group did not previously own 50% or more of the value of voting power of the outstanding stock of Entegra.

“Date of Termination” shall mean (i) if Executive’s employment is Terminated by the Employer for Cause or without Cause, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive’s employment is Terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the date on which Executive is deemed to have a Disability, as the case may be, or (iii) if Executive voluntarily Terminates employment or Terminates employment for Good Reason, the date of the Employer’s receipt of a Notice of Termination from Executive.

“Disability” shall mean the absence of Executive from Executive’s duties with the Employer on a full-time basis for at least 30 of any 45 consecutive business days as a result of incapacity due to mental or physical illness or injury which is determined to be total and permanent by a physician selected by the Employer, or the insurers of the Employer, and acceptable to Executive or Executive’s legal representative, which acceptance shall not be unreasonably withheld, subject to the Employer’s obligations, and Executive’s rights, under (A) the Americans With Disabilities Act, 42 U.S. C. §§ 1210 et seq., and (B) the Family and Medical Leave Act, 29 U. S.C. §§ 2601 et seq. (and the regulations promulgated under the foregoing Acts).

“Entegra” means Entegra Financial Corp.

“Good Reason” shall mean that following a Change of Control, there shall occur: (i) a material diminution in Executive’s authority, duties, or responsibilities; (ii) a material change in the geographic location at which Executive must perform the services to be performed by Executive pursuant to this Agreement; and (iii) any other action or inaction that constitutes a material breach by the Employer of this Agreement. Executive must provide notice of voluntary Termination at least 30 days prior to the applicable Date of Termination. Executive must provide notice to the Employer of the condition Executive contends is Good Reason within 30 days of the initial existence of the condition, and the Employer must have a period of at least 30 days to remedy the condition. If the condition is not remedied, Executive must provide a Notice of Termination within 30 days of the end of the Employer’s remedy period.

“Notice of Termination” shall mean written notice of Termination delivered by the Employer to Executive by hand delivery, facsimile transmission or United States mail, postage prepaid.

“Terminate” (and derivatives thereof) shall mean, when used in connection with a cessation of employment, that the Executive has incurred a separation from service as defined in Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and guidance and regulations issued thereunder (“Section 409A”).

(b) Termination Without Cause or For Good Reason. Subject to Section 11, if the Employer shall Terminate Executive’s employment without Cause or if Executive shall Terminate Executive’s employment for Good Reason, then in consideration of Executive’s services rendered prior to such Termination;

(i)	the Employer shall pay to Executive the aggregate of the following amounts:

A.	in a lump sum on the 30th day following the Date of Termination, (1) Executive’s Base Salary through the Date of Termination to the extent not theretofore paid, and (2) any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1) and (2) shall be hereinafter referred to as the “Accrued Obligations”); and

B.	in ( ) as equal as possible semi-annual installments, beginning on the first day of the first calendar month following the Date of Termination, an amount equal to ( ) times Executive’s Base Salary; and

(ii)	to the extent not theretofore paid or provided and to the extent due in connection upon a Termination of employment, the Employer shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided herein or which Executive is eligible to receive under any welfare benefit plan, practice, policy or program provided by the Employer (including, without limitation, medical, hospitalization, prescription, dental, disability, employee group life, accidental death and dismembership, and travel accident insurance plans and programs (“Welfare Benefit Plans”) in which Executive is a participant; and

(iii)

for a period of             months following the Date of Termination, the Employer shall continue to provide medical, hospitalization, prescription and dental insurance coverages (“Insurance Coverages”) to Executive and/or Executive’s family at least equal to those which would have been provided to them in accordance with the Employer’s Insurance Coverages as of the Date of Termination had Executive’s employment not been terminated; provided, however, that if Executive becomes employed with another employer and is eligible to receive substantially the same benefits under the other employer’s plans as Executive and/or Executive’s family would receive under the Insurance Coverages, the Insurance Coverages shall be secondary to those provided under the other employer’s plans.

(c) Death. If Executive’s employment is terminated by reason of Executive’s death, this Agreement shall terminate without further obligations to Executive’s legal representatives under this Agreement, except that: (i) Accrued Obligations shall timely be paid as provided below; and (ii) Other Benefits shall be timely paid or provided as described below. Accrued Obligations shall be paid to Executive’s estate or beneficiary, as applicable, in a lump sum in cash on the 30th day after the Date of Termination. With respect to the provision of Other Benefits, the term “Other Benefits” as utilized in this Section 3(c) shall mean, and Executive’s estate and/or beneficiaries shall be entitled to receive, all benefits under the Employer’s Welfare Benefit Plans relating to death benefits. Without limiting the foregoing, for one (1) year after Executive’s death, the Bank shall pay any premium required for any “qualified beneficiary” to continue his or her health care coverage in accordance with Title 1, Part 6 of the Employee Retirement Security Act of 1974, as amended.

(d) Disability. If Executive’s employment is terminated by reason of Executive’s Disability, this Agreement shall terminate without further obligations to Executive, except that: (i) Accrued Obligations shall be timely paid as provided below; and (ii) Other Benefits shall be timely paid or provided as described below. Accrued Obligations shall be paid to Executive in a lump sum in cash on the 30th day after the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 3(d) shall include, without limitation, and Executive shall be entitled after the Date of Termination to receive, all disability benefits under all Welfare Benefit Plans relating to disability.

(e) Cause; Voluntary Termination. If Executive’s employment shall be Terminated for Cause or if Executive voluntarily Terminates Executive’s employment, this Agreement shall terminate without further obligations to Executive, except that (i) the Accrued Obligations shall be paid in a lump sum in cash on the 30th day after the Date of Termination, and (ii) Other Benefits shall be paid or provided in a timely manner, in each case to the extent theretofore unpaid; provided, however, that Executive’s right to continue to participate in Welfare Benefit Plans shall terminate on the 30th day following the Date of Termination, subject to Executive’s rights under the Consolidated Omnibus Budget Reconciliation Act of 1985, 29 U.S.C. §§ 1161 et seq.

4. Non-Exclusivity of Rights. Nothing in this Agreement shall prevent or limit Executive’s continuing or future participation in any plan, program, policy, or practice provided by the Employer and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights as Executive may have under any other contract or agreement with the Employer. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any other contract or agreement with the Employer at or subsequent to a Date of Termination shall be payable in accordance with such plan, policy, practice or program or such other contract or agreement except as explicitly modified by this Agreement.

5. Full Settlement. The Employer’s obligation to make the payments and provide the benefits set forth in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Employer may have against Executive or others. The Employer agrees to recognize as an indebtedness to Executive and shall reimburse all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Employer, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement) in which the outcome is deemed by a court of competent jurisdiction to have been in majority part favorable to Executive, plus in each case interest on any delayed payment at the “applicable federal rate” provided for in Section 7872(f)(2)(A) of the Code.

6. Covenants of Executive.

(a) Covenant Not to Compete. During the period beginning on the Date of Termination and continuing through the end of the following             (            ) month period (the “Restricted Period”), Executive shall not, within the area composed of the circles surrounding Employer’s then existing banking offices from or through which it provides loan and/or deposit taking services, with each circle having the applicable such banking office as its center point and a radius of 50 miles (the “Territory”), directly or indirectly, in any capacity, render services, or engage or have a financial interest in, any business that shall be competitive with any of those business activities in which Entegra, the Employer or any of their respective subsidiaries or affiliates (the “Employer Group”) is engaged as of the date of this Agreement, which business activities include, but are not limited to, the provision of banking services (collectively, the “Business”); provided, however, that Executive’s ownership of less than five percent (5%) of the outstanding securities of any entity engaged in the Business that has a class of securities listed on a securities exchange or qualified for quotation on any over-the-counter market shall not be a violation of the foregoing.

(b) Covenant Not to Solicit Customers. During the Restricted Period, Executive shall not, directly or indirectly, individually or on behalf of any other natural person, corporation, partnership, limited liability company, trust, business trust or other business entity (each a “Person”) (other than a member of the Employer Group), offer to provide banking services to any person, partnership, corporation, limited liability company, or other entity who is or was (i) a customer of any member of the Employer Group during any part of the 12 month period immediately prior to the Date of Termination, or (ii) a potential customer to whom any member of the Employer Group offered to provide banking services during any part of the 12 month period immediately prior to the Date of Termination.

(c) Covenant Not to Solicit Employees. During the Restricted Period, Executive shall not, directly or indirectly, individually or on behalf of any Person, solicit, recruit or entice, directly or indirectly, any employee of any member of the Employer Group to leave the employment of such member to work with Executive or with any Person with whom Executive is or becomes affiliated or associated.

(d) Non-Disparagement; Confidentiality. Executive covenants and agrees that following Termination of Executive’s employment for any reason, Executive shall not disparage, hold up to ridicule or make false statements, whether directly or by inference, regarding any member of the Employer Group or any of their respective directors, officers, employees or agents, the financial results or financial condition of any member of the Employer Group, or the prospects of any member of the Employer Group.

Executive further covenants and agrees that during the Employment Period and thereafter, Executive shall hold inviolate and secret, and shall not use for Executive’s personal benefit or the benefit of any Person other than members of the Employer Group, all confidential and/or proprietary information of any member of the Employer Group, including, but not limited to, all processes, procedures, programs, know-how, trade secrets, pricing strategies and techniques, investment strategies and techniques, marketing plans and strategies, personnel information, customer lists, analyses and compilations of customer information, financial projections, and other similar information, regardless of the form in which such information is obtained, retained or maintained by or on behalf of any member of the Employer Group. Executive agrees that the foregoing obligations are in addition to, and not in limitation of Executive’s confidentiality obligations or duties under applicable corporate law, federal securities laws, or federal or state financial institution laws.

(e) Reasonableness of Scope and Duration. The parties hereto agree that the covenants and agreements contained in this Section 6 are reasonable in their time, territory and scope, and they intend that they be enforced, and no party shall raise any issue of the reasonableness of the time, territory or scope of any such covenants in any proceeding to enforce any such covenants.

(f) Enforceability. Executive agrees that monetary damages would not be a sufficient remedy for any breach or threatened breach of the provisions of this Section 6, and that in addition to all other rights and remedies available to the Employer, it shall be entitled to specific performance and injunctive or other equitable relief as a remedy for any such breach or threatened breach. Any determination of whether Executive has violated such covenants shall be made by arbitration in Greensboro, North Carolina under the Rules of Commercial Arbitration (the “Rules”) of the American Arbitration Association, which Rules are deemed to be incorporated by reference herein.

(g) Separate Covenants and Severability. The covenants and agreements contained in this Section 6 shall be construed as separate and independent covenants. Should any part or provision of any such covenant or agreement be held invalid, void or unenforceable in any court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable by a court of competent jurisdiction, no other part or provision of this Agreement shall be rendered invalid, void or unenforceable as a result. If any portion of the foregoing provisions is found to be invalid or unenforceable by a court of competent jurisdiction unless modified, it is the intent of the parties that the otherwise invalid or unreasonable term shall be reformed, or a new enforceable term provided, so as to most closely effectuate the provisions as is validly possible.

7. Assignment and Successors.

(a) Executive. This Agreement is personal to Executive and without the prior written consent of the Employer shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive’s legal representatives.

(b) The Employer. This Agreement shall inure to the benefit of and be binding upon the Employer and its successors and assigns. The Employer will require any successor to it (whether direct or indirect, by stock or asset purchase, merger, or otherwise) to all or substantially all of its business or more than 50% of its assets to assume expressly and agree to perform this Agreement in the same manner and to the same extent it would be required to perform it if no such succession had taken place.

8. Regulatory Intervention. Notwithstanding anything in this Agreement to the contrary, the obligations of the Employer under this Agreement are subject to the following terms and conditions:

(a) If the Executive is suspended and/or temporarily prohibited from participating in the conduct of the Employer’s affairs by any federal or state regulatory authority having jurisdiction over the Employer or any of its activities (“Governmental Authorities”), the Employer’s obligations under this Agreement shall be suspended during such period Executive is so suspended or prohibited from participation. If the charges in the notice are dismissed, all of the Employer’s obligations which were suspended shall be reinstated.

(b) If Executive is removed and/or permanently prohibited from participating in the conduct of the Employer’s affairs by an order of a Governmental Authority, all obligations of the Employer under this Agreement shall terminate as of the effective date of the order, but vested rights of the parties shall not be affected.

(c) With regard to the provisions of Section 7(a) and (b):

(i)	The Employer agrees to use its best efforts to oppose any such notice of charges as to which there are reasonable defenses;

(ii)	In the event the notice of charges is dismissed or otherwise resolved in manner that will permit the Employer to resume its obligations to pay severance benefit hereunder, the Employer will promptly be obligated to perform hereunder; and

(iii)	During any period of suspension under Section 8(a), the vested rights of Executive shall not be affected except to the extent precluded by such notice.

9. Certain Payments Delayed for a Specified Employee. If Executive is a “specified employee” as defined in Section 409A of the Code, then any payment(s) under this Agreement on account of a “separation from service” as defined in Section 409A shall be made and/or shall begin on the first day of the seventh month following the date of the Executive’s Termination to the extent such payments are not exempt from Section 409A, and the six month delay in payment is required by Section 409A.

10. Miscellaneous.

(a) No Mitigation. Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset or reduced by the amount of any compensation or benefits provided to Executive in any subsequent employment, in each case except as otherwise provided in Section 3(c).

(b) Waiver. Failure of either party to insist, in one or more instances, on performance by the other in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted in this Agreement or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in a writing signed by the party making the waiver.

(c) Severability. If any provision or covenant, of any part thereof, of this Agreement should be held by any court to be invalid, illegal or unenforceable, either in whole or in part, such invalidity, illegality or unenforceability shall not affect the validity, legality enforceability of the remaining provisions or covenants, or any part thereof, of this Agreement, all of which shall remain in full force and effect.

(d) Other Agents. Nothing in this Agreement is to be interpreted as limiting the Employer from employing other personnel on such terms and conditions as may be satisfactory to it.

(e) Entire Agreement. Except as provided herein, this Agreement contains the entire agreement between the Employer and Executive, with respect to the subject matter hereof and supersedes and invalidates any previous employment and severance agreements or contracts with Executive. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein, shall be of any force or effect.

(f) Compliance with Section 409A. It is intended that this Agreement shall conform with all applicable Section 409A requirements to the extent Section 409A applies to any provisions of the Agreement. Accordingly, in interpreting, construing or applying any provisions of the Agreement, the same shall be construed in such manner as shall meet and comply with Section 409A, and in the event of any inconsistency with Section 409A, the same shall be reformed so as to meet the requirements of Section 409A. Executive acknowledges that the Employer has not made any representation or warranty regarding the treatment of this Agreement or the benefits payable under this Agreement under federal, state or local income tax laws, including but not limited to Section 409A.

(g) Governing Law. Except to the extent preempted by federal law, the laws of the State of North Carolina shall govern this Agreement in all respects, whether as to its validity, construction, capacity, performance or otherwise.

(h) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or through facsimile transmission, or three (3) days after mailing if mailed, first class, certified mail, postage prepaid:

To the Employer:

Macon Bank, Inc.

___________________

___________________

Attention: President and Chief Executive Officer

Facsimile Number:

To Executive:

___________________

___________________

___________________

Facsimile Number:

Any party may change the address to which notices, requests, demands and other communications shall be delivered or mailed by giving notice thereof to the other party in the same manner provided herein.

(i) Amendments and Modifications. This Agreement may be amended or modified only by a writing signed by all parties hereto, which makes specific reference to this Agreement. Provided, further, that no amendment or modification to this Agreement shall be adopted unless it complies with Section 409A to the extent Section 409A applies to this Agreement and/or to the amendment or modification.

11. Conditions To Payment. Executive’s (a) right to receive payments and benefits under this Agreement shall be conditioned upon Executive’s execution and delivery as of the Date of Termination of the Separation Agreement attached hereto as Appendix A and Executive’s determination to not revoke such Separation Agreement as provided therein, and (b) right to receive continuing payments under Section 3(b) shall be conditioned upon Executive’s performance of Executive’s obligations under Section 6.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Severance and Non-Competition Agreement as of the date first above written.

MACON BANK, INC.

By:
Roger D. Plemens, President and Chief
Executive Officer

EXECUTIVE:

APPENDIX A

SEPARATION AGREEMENT

This Agreement is made by and between Macon Bank, Inc. (hereinafter the “Company”) and             for himself/herself and his/her heirs, executors, administrators, assigns, representatives, and agents (hereinafter the “Employee”).

For reasons separately discussed between the Company and the Employee, the Employee’s employment with the Company shall terminate as of 5:00 o’clock, p.m.,             on             , 20    .

In exchange and consideration for the respective promises, waivers and releases of the Company and the Employee herein and in the Severance and Non-Competition Agreement between the Company and the Employee which consideration the parties agree is adequate consideration, the Company and the Employee agree as follows:

1. The Employee releases the Company and its parent corporation, and their respective subsidiaries, affiliates, successors and assigns; its present and former shareholders, directors, officers, agents, representatives and attorneys; and its present and former employees (collectively and individually, in their official capacities with the Company, its parent corporation and/or any of their respective subsidiaries and in their individual capacities) (the “Released Parties”) from any and all claims, demands, and causes of action of any nature whatsoever, including but not limited to any claim under state or federal employment discrimination statutes relating to race, color, religion, sex, age, disability, or national origin, including, but not limited to, the Americans with Disabilities Act, 42 U.S.C. §§ 12101-12213; the Age Discrimination in Employment Act, 29 U.S.C. §§ 621-634; and Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 2000e-2000e-17, whether or not such claims are asserted or unasserted prior to the effective date of this Agreement. The Employee understands that this Agreement is a general, unconditional release with respect to all such possible claims.

2. The Employee waives his/her right to seek or recover any monetary, equitable, or other relief from the Released Parties on account of any claims, damages, expenses, and/or injury the Employee might have, whether or not such are known prior to the effective date of this Agreement. The Employee understands that this Agreement is a general, unconditional waiver with respect to all possible relief the Employee might seek.

3. The Employee agrees to return all Company property issued to him/her.

4. The Employee agrees not to seek employment with the Company in the future and releases any and all rights he/she may have to re-employment or consideration for employment with the Company or its parent corporation, or any of their respective subsidiaries.

5. The Employee covenants that he/she will not in the future file, and that he/she does not have any pending, (a) administrative charges with any local, state, or federal agency or (b) civil actions relating to or based upon events which have occurred prior to the effective date of this Agreement, in each case against any Released Party.

6. The Employee acknowledges that he/she has been hereby advised in writing and has been encouraged to consult an attorney concerning this Agreement and the meaning and consequences of signing it. The Employee acknowledges that he/she has been hereby advised that he/she has a period of 21 days within which to consider this Agreement and that, by executing this Agreement, he/she enters into this Agreement freely, voluntarily, and after having been afforded the opportunity to consult with counsel. The Employee further acknowledges that he/she has been hereby advised that he/she has seven (7) days following his/her execution of this Agreement within which he/she may revoke this Agreement and that this Agreement will become effective and enforceable only after such revocation period has expired. To revoke his/her acceptance of this Agreement, the Employee must provide written notice of such revocation so that it is received by the Company’s President and Chief Executive Officer, within seven (7) days following his/her execution of the Employee Acceptance of this Agreement attached hereto.

7. The Employee agrees that the Severance and Non-Competition Agreement sets forth all compensation and benefits due to him/her as of the date of the termination by the Company.

8. Except as expressly stated above, the parties, by executing this Agreement, acknowledge that this Agreement and the Severance and Non-Competition Agreement set forth and constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, and it is expressly understood that no amendment, deletion, addition, modification, or waiver of any provision of this Agreement shall be binding or enforceable unless in writing and signed by all parties. This Agreement shall be governed by the laws of the State of North Carolina without regard to the conflicts of law principles thereof.

ACKNOWLEDGMENT OF OFFER ONLY

The Company acknowledges that on this the      day of         , 20    , it has offered the Employee this Agreement. Such offer will remain open for at least 21 days from this date or until it is accepted by the Employee, whichever is earlier. If the Employee has not accepted this Agreement within 21 days, the Company may revoke its offer of this Agreement to Employee without further action.

This the      day of         , 20    .

MACON BANK, INC.

By:

ACKNOWLEDGMENT OF RECEIPT ONLY

The Employee acknowledges that this Agreement was offered to him/her for his/her consideration on the      day of         , 20    , and that he/she has 21 days from such date in which to consult with counsel and consider this Agreement.

This the      day of         , 20    .

EMPLOYEE ACCEPTANCE OF THIS AGREEMENT

The Employee acknowledges that he/she has been afforded the opportunity to consult with an attorney, has chosen to voluntarily enter into this Agreement for the purposes and consideration and on the terms stated therein, and hereby accepts this Agreement. He/she understands that this Agreement will not become effective for seven (7) days after the date stated below, during which seven (7) day period he may revoke his acceptance of this Agreement in the manner provided in this Agreement.

This the      day of         , 20    .

COMPANY ACCEPTANCE OF THIS AGREEMENT

The Company hereby accepts this Agreement.

This the      day of         , 20    .

MACON BANK, INC.

By:

A-4